Filed Pursuant to Rule 424(b)(5)

Registration No. 333-265538

Prospectus Supplement

(to Prospectus dated June 22, 2022)

EBET, Inc.

6,372,530 Shares of Common Stock

We are offering 6,372,530 shares of our common stock at a price of $1.02 per share, to selected institutional investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement (the “Purchase Agreement”) with such investors. In a concurrent private placement, we are selling to such investors warrants to purchase up to 6,372,530 shares (the “Warrants”). The Warrants will be exercisable commencing six months after the date of their issuance, have an exercise price of $1.02 per share and will expire five years from the initial exercise date.  The Warrants and the shares of our common stock issuable upon the exercise of the Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

We have retained WestPark Capital, Inc. (“WestPark”) to act as placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “EBET.” On February 1, 2023, the last reported sale price of our common stock on Nasdaq was $1.36 per share. The Warrants being issued in the concurrent private placement are not listed on any securities exchange, and we do not expect to list the Warrants.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$1.02	$6,499,980.60
Placement Agent Fees(1)	$0.0714	$454,998.64
Proceeds, before expenses, to us(2)	$0.9486	$6,044,981.96

(1)	We have agreed to reimburse the placement agent for certain of their expenses as described under the “Plan of Distribution” on page S-13 of this prospectus supplement.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in this offering.

As of February 1, 2023, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold on February 1, 2023, was $22,550,939.28, based on 17,281,573 shares of outstanding common stock as of such date, of which 16,581,573 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We anticipate delivery of the shares will take place on or about February 6, 2023, subject to the satisfaction of certain conditions.

WestPark Capital, Inc.

Placement Agent

The date of this prospectus supplement is February 2, 2023

Prospectus

i

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement on Form S-3 (File No. 333-265538) was initially filed with the SEC on June 10, 2022, and was declared effective by the SEC on June 22, 2022. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not, and the placement agent has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of these securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our”, and “EBET” refer to EBET, Inc., a Nevada corporation, and its wholly-owned subsidiaries.

S-1

Prospectus Supplement Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-6 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

We operate platforms to provide a real money online gambling experience focused on i-gaming including casino, sportsbook and esports events. We operate under a Curacao gaming sublicense and under a strategic partnership with Aspire Global plc (“Aspire”) allowing us to provide online betting services to various countries around the world.

On November 29, 2021, we acquired the Business to Consumer (“B2C”) business of Aspire. The B2C business offers a portfolio of distinctive proprietary brands focused primarily on igaming, which is online casino and table games such as blackjack, virtual sport computer simulated games and slot machines, as well as traditional sports betting, in the locations where we are licensed to do so, to a diverse customer base operating across regulated markets.

Recent Developments

Credit Agreement

On November 29, 2021, we entered a credit agreement (the “Credit Agreement”) with CP BF Lending, LLC (“Lender”), pursuant to which the Lender agreed to make a single loan to us of $30,000,000 (the “Loan”). The Loan required us to maintain certain minimum liquidity and other financial and other covenants. On January 31, 2023, the Lender provided us with a limited waiver of these covenants until February 17, 2023. On February 1, 2023, the Lender provided us with a further limited waiver of these covenants until April 28, 2023. We do not expect to satisfy certain of these covenants prior to April 28, 2023 and are currently in discussions with the Lender on modifying the financial covenants, although there is no assurance that we will be successful in making such modifications to the Loan.

Management Changes

On February 1, 2023, Mark Thorne, our Chief Marketing Officer, resigned from his position and we have accepted such resignation which has effectively terminated his employment.

Series A Preferred Stock

On November 29, 2021, we issued 37,700 shares of our Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000.00 per share. The Preferred Stock is convertible into common Stock at an initial conversion price of $28.00 per share (“Preferred Conversion Price”); provided that the Preferred Conversion Price is subject to anti-dilution protection upon any subsequent transaction at a price lower than the Preferred Conversion Price then in effect. On January 31, 2023 and April 15, 2023 (the “Adjustment Dates”), the Preferred Conversion Price was to be adjusted to the lesser of: (i) the Preferred Conversion Price in effect on the Adjustment Date, or (ii) 85% of the average closing price of the Company’s common stock for the fifteen trading days prior to the Adjustment Date.

On January 30, 2023, the holders of a majority of the Preferred Stock approved an amendment to the terms of the Preferred Stock to: (i) extend the initial Adjustment Date from January 31, 2023 to April 28, 2023; and (ii) to extend the second Adjustment Date from April 15, 2023 to July 31, 2023; and (iii) to add a third Adjustment Date of October 31, 2023. Notwithstanding the foregoing, the adjusted Preferred Conversion Price may not be less than $0.71, unless the terms of the new adjustment dates are approved by our stockholders, as required pursuant to applicable rules and regulations of Nasdaq. We agreed to submit for a vote the approval the terms of the new adjustment dates at our next meeting of stockholders and use our reasonable best efforts to solicit our stockholders' approval of such vote. On January 31, 2023, the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock was filed in the State of Nevada.

S-2

On February 1, 2023, the holders of a majority of the Preferred Stock approved an additional amendment to the terms of the Preferred Stock to amend the definition of “Exempt Issuance” to permit the issuance of up to $10.0 million in securities (excluding amounts received upon the exercise of warrants issued in connection with such securities) issued prior to April 28, 2023 in public or private offerings of our common stock (or common stock equivalents) at a price per security that is not less than the “Minimum Price” as defined in Nasdaq Rule 5635(d) on the date of the offering, which issuances may include warrant coverage in such amounts as determined by us. . On February 1, 2023, the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock was filed in the State of Nevada.

Corporate Information

Our principal executive offices are located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169. Our website address is ebet.gg. The information on or accessible through our website is not part of this prospectus supplement and the accompanying prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and we may remain an emerging company for up to five years from the closing of our initial public offering in April 2021. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus supplement and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page S-6 of this prospectus supplement and in our accompanying prospectus and our Annual Report on Form 10-K for the year ended September 30, 2022 incorporated by reference herein.

S-3

The Offering

Common Stock Offered by Us	6,372,530 shares of common stock (the “Shares”).

Common Stock to be Outstanding After this Offering	23,654,103, assuming no exercise of the Warrants issued in the concurrent private placement.

Concurrent Offering	In a concurrent private placement, we are selling to the investors of shares of our common stock in this offering Warrants to purchase up to 6,372,530 shares of common stock, which represent 100% of the number of shares of our common stock being purchased in this offering. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. The warrants will be exercisable at any time after the six-month anniversary of the issuance date at an exercise price of $1.02 per share and will expire five years from the initial exercise date of the warrants. The Warrants and the shares of our common stock issuable upon the exercise of the warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Private Placement of Warrants” on page S-10 of this prospectus supplement for a more complete description of the concurrent offering.

Use of Proceeds	We expect to receive net proceeds of approximately $5.9 million from this offering, excluding the proceeds, if any, for the exercise of the Warrants issued in the concurrent private placement, after deducting the placement agent’s fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-9 of the prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Lock-Up Agreements	Subject to certain exceptions, we have agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock (or securities convertible into or exercisable for our common stock), (ii) file any registration statement or any amendment or supplement (other than the prospectus supplement, registration statement or amendment to the registration statement relating to the securities offered hereunder), (iii) complete any offering of debt securities, (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock or such other securities, in cash or otherwise or (v) enter into a Variable Rate Transaction (as defined in the Placement Agent Agreement (as defined herein)) until 90 days after the closing date of this offering.

S-4

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market Symbol	EBET.

The number of shares of common stock expected to be outstanding after this offering is based on 17,281,573 shares of common stock outstanding as of February 2, 2023 and excludes, as of that date, the following:

•	1,798,750 shares of common stock issuable upon the exercise of outstanding vested and unvested stock options at a weighted average exercise price of $1.81 per share;

•	6,691,276 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.83 per share;

•	434,625 shares of common stock issuable upon the vesting of restricted stock units;

•	4,412,324 shares of common stock issuable upon the conversion of convertible notes and accrued interest in the amount of $6,507,838 at a weighted average conversion price of $2.87 per share;

•	1,563,689 shares of our common stock issuable upon the conversion of 37,700 shares of Preferred Stock;

•	up to an aggregate of 2,271,231 shares of common stock reserved for future issuance under our 2020 Stock Plan, as amended; and

•	6,372,530 shares of our common stock issuable upon the exercise of the Warrants offered in the concurrent private placement.

S-5

Risk Factors

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under “Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2022, as amended, which is incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to this Offering

You will experience immediate and substantial dilution in the book value per Share of the common stock you purchase in the offering.

Because the public offering price per Share being offered is substantially higher than the net tangible book value per share of our outstanding common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of 6,372,530 Shares in this offering at the public offering price of $1.02 per Share, and after deducting placement agent fees and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $16.6 million, or approximately $0.72 per Share. This represents an immediate increase in net tangible book value of approximately $0.08 per Share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $0.30 per Share to purchasers of the Shares in this offering. See “Dilution” on page S-9 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Shares in this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-9 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors. We will need to raise additional capital through public or private equity or debt offerings to continue to expand our business. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

S-6

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the common stock that you purchase at a price equal to or above the price you paid. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions. As such investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock, if any, to earn a return on their investment.

S-7

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements concern our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to successfully integrate our asset acquisitions;
•	our ability to obtain additional funding to develop additional services and offerings and to service our debt obligations;
•	compliance with obligations under intellectual property licenses with third parties;
•	market acceptance of our new offerings;
•	competition from existing online offerings or new offerings that may emerge;
•	our ability to establish or maintain collaborations, licensing or other arrangements;
•	our ability and third parties’ abilities to protect intellectual property rights;
•	our ability to adequately support future growth; and
•	our ability to attract and retain key personnel to manage our business effectively.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus supplement and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K, as amended, and in our future reports filed with the SEC, all of which are incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

You should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-8

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $5.9 million, after deducting the estimated placement agent fees and estimated offering expenses payable by us and excluding the proceeds from the exercise of the Warrants, if any. We will only receive additional proceeds from the exercise of the Warrants issuable in connection with the private placement if the Warrants are exercised and the holders of such Warrants pay the exercise price in cash upon such exercise.

We intend to use the net proceeds from this offering for general corporate purposes. Amounts and timing of our actual expenditures will depend on numerous factors. Our management will have broad discretion in applying the net proceeds from this offering.

Pending application of the net proceeds as described above, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

S-9

Dilution

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per Share and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2022 was approximately $10.6 million, or approximately $0.64 per share. Net tangible book value is determined by subtracting our total liabilities from our total tangible assets, and net tangible book value per share is determined by dividing our net tangible book value by the number of shares of our common stock outstanding. After giving effect to the sale of 6,372,530 Shares in this offering at the public offering price of $1.02 per Share, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $16.5 million, or approximately $0.72 per share. This represents an immediate increase in net tangible book value of approximately $0.08 per share to our existing stockholders and an immediate dilution of approximately $0.30 per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per Share		$1.02
Historical net tangible book value per share as of September 30, 2022	$0.64
Increase in net tangible value per share attributable to this offering	$0.08
As adjusted net tangible book value per share after giving effect to this offering		$0.72
Dilution per Share to new investors participating in this offering		$0.30

The above discussion and table are based on 16,654,573 shares of common stock outstanding as of September 30, 2022 and excludes each of the following as of September 30, 2022:

•	1,977,000 shares of common stock issuable upon the exercise of vested and unvested outstanding stock options, at a weighted average exercise price of $2.25 per share;
•	6,033,365 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $9.62 per share;
•	461,625 shares of common stock issuable upon the vesting of restricted stock units;
•	3,615,676 shares of common stock issuable upon the conversion of convertible notes and accrued interest in the amount of $1,807,838 at a weighted average conversion price of $0.50 per share;
•	1,510,806 shares of our common stock issuable upon the conversion of 37,700 shares of Preferred Stock;
•	up to an aggregate of 2,092,981 shares of common stock reserved for future issuance under our 2020 Stock Plan, as amended; and
•	6,372,530 shares of our common stock issuable upon the exercise of the Warrants offered in the concurrent private placement.

The above illustration of dilution per share to investors participating in this offering assumes no exercise or conversion of the securities described above. The exercise or conversion of any of the securities described above, having an exercise or conversion price less than the public offering price would increase dilution to investors participating in this offering. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-10

Private Placement of Warrants

Concurrently with the closing of the sale of Shares of common stock in this offering, we also expect to issue and sell to the investors, Warrants to purchase an aggregate of up to 6,372,530 shares of our common stock, at an initial exercise price equal to $1.02 per share.

Each Warrant shall be initially exercisable after the six-month anniversary of the issuance date and have a term of exercise equal to five years from the initial exercise date. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the purchaser prior to issuance of the Warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 19.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

In the event of a Fundamental Transaction (as defined in the Warrant), we or any successor entity shall, at the holder’s option, purchase the holder’s Warrants for an amount of cash equal to the value of the Warrants as determined in accordance with the Black Scholes Value (as defined in the Warrant), provided that if the Fundamental Transaction is not within our control, including not approved by our Board of Directors, a holder shall only be entitled to receive the same type or form of consideration at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our common stock in connection with the Fundamental Transaction.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investor may exercise those Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act. We have agreed to file a registration statement with the SEC registering the resale of the shares of common stock underlying the Warrants as soon as practicable (and in any event within 45 calendar days of the date of the Purchase Agreement).

S-11

Plan of Distribution

WestPark Capital, Inc. has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated February 2, 2023 (the “Placement Agent Agreement”). The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the Shares of common stock offered by this prospectus supplement. We have entered into Purchase Agreements directly with investors in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional and accredited investors. The placement agent may retain sub-agents and selected dealers in connection with this offering.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments the placement agent may be required to make in respect thereof.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agent and any profit realized on the resale of the securities sold by the placement agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

▪	may not engage in any stabilization activity in connection with our securities; and

▪	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds we receive from the sale of securities in this offering. In addition, we have agreed to pay to the placement agent a cash fee equal to 1.0% of the gross proceeds we receive from the sale of securities in this offering for non-accountable expenses. We will also pay the placement agent up to $50,000 fees and other expenses.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

S-12

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals agreed, subject to specified exceptions, not to sell or transfer any shares of our common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending 90 days after the closing date of this offering, without first obtaining the written consent of the placement agent.

In addition, subject to certain exceptions, we have agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock (or securities convertible into or exercisable for our common stock), (ii) file any registration statement or any amendment or supplement (other than the prospectus supplement, registration statement or amendment to the registration statement relating to the securities offered hereunder), (iii) complete any offering of debt securities, (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock or such other securities, in cash or otherwise or (v) enter into a Variable Rate Transaction (as defined in the Placement Agent Agreement) until 90 days after the closing date of this offering.

Other Relationships

The placement agent or its affiliates have in the past and may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they have in the past and may in the future receive customary fees and expenses.

In the ordinary course of its various business activities, the placement agent and certain of its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its respective affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The placement agent and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-13

Legal Matters

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC. Sheppard, Mullin, Richter & Hampton, LLP, New York, New York, is acting as counsel for the placement agent in connection with this offering.

Experts

The audited financial statements as of September 30, 2022, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended September 30, 2022, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of BF Borgers CPA PC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements as of September 30, 2021, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended September 30, 2021, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of PWR CPA, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

S-14

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

The following documents are incorporated by reference into this prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended September 30, 2022 filed on January 13, 2023;

•	Our amendment to our Annual Report on Form 10-K/A for the year ended September 30, 2022 filed on January 27, 2023;

•	Our Current Reports on Form 8-K filed with the SEC on October 6, 2022; November 4, 2022; November 23, 2022; December 6, 2022; December 22, 2022; January 3, 2023; February 1, 2023; and February 2, 2023, in each case to the extent the information in such reports is filed and not furnished; and

•	the description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, dated and filed with the SEC on April 14, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

An updated description of our capital stock is included in the accompanying prospectus under “Description of Common Stock” and “Description of Preferred Stock”.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of this prospectus supplement, or (ii) after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as information and proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by contacting us at:

EBET, Inc.

Attn: Corporate Secretary

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

Telephone: (888) 411-2726

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

S-15

$100,000,000

EBET, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

____________________

We may from time to time issue up to $100,000,000 aggregate dollar amount of common stock, preferred stock, debt securities, warrants or units of securities consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms determined at the time of the offering. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market and is traded under the symbol “EBET”. On June 8, 2022, the closing price of the common stock, as reported on NASDAQ, was $4.27 per share.

As of June 9, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $75.7 million, based on 14,666,830 shares of outstanding common stock, of which approximately 14,166,830 shares were held by non-affiliates, and a per share price of $5.34 based on the closing sale price of our common stock on April 19, 2022.

Investing in our securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 22, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to EBET, Inc. and its subsidiaries, except that such terms refer to only EBET, Inc. and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of the Debt Securities,” and “Description of the Stock Purchase Contracts and Stock Purchase Units.”

1

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” the “Company,” or “EBET” refer to EBET Technologies, Inc., a Nevada corporation.

OUR COMPANY

We develop products and operate platforms to provide a real money online gambling experience focused on esports, online casino and traditional sportsbook. We operate licensed online gambling platforms and websites which are real money betting platforms. Our mission is to define, shape and drive growth of the current and future esports wagering ecosystem by providing advanced product, platform and marketing solutions directly to service providers and customers. We accept wagers on major esports titles including: Counter-Strike: GO, League of Legends, Dota 2, StarCraft 2, Rocket League, Rainbow Six, Warcraft 3, King of Glory and FIFA; as well as professional sports including the National Football League, National Basketball Association, Major League Baseball, soccer and more.

On November 29, 2021, we acquired the Business to Consumer (“B2C”) business of Aspire Global plc (“Aspire”). The B2C business offers a portfolio of distinctive proprietary brands focused primarily on igaming, which is online casino and table games such as blackjack, virtual sport computer simulated games and slot machines, as well as traditional sports betting, in the locations where we are licensed to do so, to a diverse customer base operating across regulated markets. (See additional information on the acquisition of the Aspire B2C business below).

Esports is the competitive playing of video games by amateur and professional individuals and teams in competitive tournaments for cash prizes. Although official competitions have long been a part of video game culture, participation and spectatorship of esports events have seen a global surge in popularity over the past few years with the growth of online streaming of live esports events. As these esports matches are widely broadcasted and watched predominately online, live betting and wagering can occur on these matches, where it is legal and regulated.

Acquisition of Aspire Global Plc’s Business to Consumer Business

In order to accelerate the growth and expand market access for our esports product offerings, on November 29, 2021, we acquired Aspire’s B2C business, for €65,000,000 paid as follows: (i) a cash amount of €50,000,000; (ii) €10,000,000, payable in accordance with the terms of an unsecured subordinated promissory note; and (iii) 186,838 shares of our common stock, which were valued at €5,000,000.

This acquisition expands our product offerings and increases the number of markets in which we can operate. The B2C business offers a portfolio of distinctive proprietary brands to a diverse customer base operating across regulated markets. The B2C segment generated revenues of €69.3 million in the twelve-month period ended September 30, 2021.

2

The acquisition of Aspire’s B2C business provides the following strategic benefits:

•	ownership of Aspire’s portfolio of B2C proprietary online casino and sportsbook brands consisting of Karamba, Hopa, Griffon Casino, BetTarget, Dansk777, and GenerationVIP;

•	market access for our esports products in key regulated markets including the United Kingdom, Germany, Ireland, Malta, and Denmark, among others, allowing us to cross-sell esports wagering opportunities;

•	ability during 2022 to potentially launch additional esports focused online gaming websites that target these additional markets; and

•	enhanced strategic partnership with Aspire that will provide the on-line gaming platform and a managed services offering, including customer service, customer on-boarding and payment processing, thereby ensuring operational stability and continuity.

Our gaming license from the Curacao Gaming Authority and the licenses made available to us from the acquisition of the Aspire B2C business allows us to accept esports and sports wagers from residents of more than 160 jurisdictions.

CORPORATE INFORMATION

Our principal executive offices are located at 197 E. California Ave. Ste. 302, Las Vegas, NV 89104. Our telephone number is (888) 411-2726. Our website address is https://ebet.gg. Information contained in, or accessible through, our website does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

SECURITIES WE MAY OFFER

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

3

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered. We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

4

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under Item 1A of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

5

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

The following documents are incorporated by reference into this document:

•	Our Annual Report on Form 10-K for the year ended September 30, 2021 filed on December 23, 2021;

•	Our Quarterly Report on Form 10-Q for the fiscal quarters ended December 31, 2021 (filed on February 11, 2022) and March 31, 2022 (filed on May 16, 2022);

•	Our Definitive Proxy Statement on Schedule 14A filed on January 12, 2022;

•	Our Current Reports on Form 8-K filed with the SEC on October 1, 2021; November 9, 2021; December 1, 2021; January 21, 2022 (Form 8-K/A); February 14, 2022; May 5, 2022; June 6, 2022; June 8, 2022 and June 10, 2022 in each case to the extent the information in such reports is filed and not furnished;

•	the description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, dated and filed with the SEC on April 14, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

An updated description of our capital stock is included in this prospectus under “Description of Common Stock” and “Description of Preferred Stock”.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by contacting us at:

EBET, Inc.

Attn: Corporate Secretary

197 E. California Ave. Ste. 302

Las Vegas, NV 89104

Telephone: (888) 411-2726

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

6

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for working capital and general corporate purposes. These may include additions to working capital and acquisitions.

If we decide to use the net proceeds of any offering of securities other than for working capital and general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF COMMON STOCK

General

We have authorized capital stock consisting of 100,000,000 shares of common stock, par value $0.001. As of the date of this prospectus, we have 14,666,830 shares of common stock issued and outstanding.

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

7

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors, or in their absence or disability, by any vice president.

No Written Consent of Stockholders. Our articles of incorporation and bylaws provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Amendment of Bylaws. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws.

Preferred Stock. Our articles of incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us.

Nevada Takeover Statute

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our amended and restated articles of incorporation or amended and restated bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

8

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation or in our amended and restated articles of incorporation.

Quotation

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “EBET”.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock. Our articles of incorporation authorizes the board to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Series A Preferred Stock Offering

On September 30, 2021, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”). Pursuant to the Subscription Agreements, the Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to such Investors shares of Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000.00 per share (the “Private Placement”). For each share of Preferred Stock issued, the Company issued the Investor a warrant to purchase 150% of the shares of Company common stock underlying the Preferred Stock (the “Warrants”). The aggregate Private Placement, which was completed on November 29, 2021 was $37,700,000.

9

The Preferred Stock is entitled to receive dividends, at a rate of 14.0% per annum, in cash or in kind, which shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance date and ending on the 18-month anniversary. With limited exceptions, the Preferred Stock will have no voting rights. Upon any liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company available to shareholders, an amount equal to the greater of: (i) the purchase price for each share of Preferred Stock then held, or (ii) the amount the holders would have received had the holders fully converted the Preferred Stock to Company common stock, in each case, before any distribution or payment shall be made to the holders of the Company’s common stock. The Preferred Stock is convertible into Company common stock at an initial conversion price of $28.00 per share (“Conversion Price”); provided that the Conversion Price is subject to anti-dilution protection upon any subsequent transaction at a price lower than the Conversion Price then in effect. In addition, nine months from the issuance date (the “Adjustment Date”), the Conversion Price shall be adjusted to the lesser of: (i) the Conversion Price in effect on the Adjustment Date, or (ii) 85% of the average closing price of the Company’s common stock for the fifteen trading days prior to the Adjustment Date. If the Company’s EBITDA is equal to or greater than $2,000,000 for the quarter ending March 31, 2022, then no adjustment pursuant to the foregoing sentence will cause the Conversion Price to be less than $20.00.

The Warrants have a term of five years and are initially exercisable at an exercise price of $30.00 per share, provided that the exercise price is subject to anti-dilution protection upon any subsequent transaction at a price lower than the exercise price then in effect. The Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Warrants.

The holders of the Preferred Stock and Warrants will not have the right to convert or exercise any portion of the Preferred Stock and Warrants to the extent that, after giving effect to such conversion, such holder (together with certain related parties) would beneficially own in excess of 4.99% of the Company’s common stock outstanding immediately after giving effect to such conversion or exercise.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939.

We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

10

Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

•	the title and type of the debt securities;

•	the total principal amount or initial offering price of the debt securities;

•	the date or dates when the principal of the debt securities will be payable;

•	whether we will have the right to extend the stated maturity of the debt securities;

•	whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

•	if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

•	the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

•	the denominations in which any registered debt securities will be issuable;

•	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

•	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

•	the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

•	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

11

•	any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

•	whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

•	to whom interest will be payable

•	if other than the registered holder (for registered debt securities),

•	if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

•	if other than as specified in the indentures (for global debt securities);

•	whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the debt securities consistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.

Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities.

In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

12

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

•	the conversion price or exchange ratio;

•	the conversion or exchange period;

•	whether the conversion or exchange will be mandatory or at the option of the holder or us;

•	provisions for adjustment of the conversion price or exchange ratio; and

•	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment;

•	whether the redemption is for a sinking fund; and

•	any other provisions required by the terms of the debt securities of the series that are being redeemed.

13

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

•	default for 30 days in the payment of any interest installment when due and payable;

•	default in the making of any sinking fund payment when due;

•	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

•	default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

14

Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest on all outstanding debt securities of that series and any related coupons,

•	all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

•	to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

•	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

15

Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

•	to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

•	establishing the form or terms of any series of debt securities issued under the supplemental indentures;

•	adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

•	adding additional events of default for the benefit of the holders;

•	to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

•	to secure the debt securities;

•	to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

•	to evidence and provide for acceptance of a successor trustee; and

•	to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

•	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

•	change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

•	impair the right to institute suit for enforcement of payments;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

•	modify any of the provisions described in this section.

16

Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

•	the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

•	immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

•	the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

•	the trustee is a trustee under another indenture under which our securities are outstanding;

•	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

•	we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

•	the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

•	the trustee is one of our creditors; or

•	the trustee or one of its affiliates acts as an underwriter or agent for us.

17

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Unless otherwise described in the prospectus supplement relating to a particular offering, each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

•	the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material United States federal income tax considerations;

•	the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

•	the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

18

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

•	provisions for changes to or adjustments in the exercise price;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	information with respect to any book-entry procedures;

•	any anti-dilution provision of the warrants;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

19

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the purchasers;

•	directly to purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each series of securities will include, to the extent applicable:

•	the terms of the offering;

•	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

•	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

•	that the securities are being solicited and offered directly to institutional investors or others;

•	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•	any securities exchange on which the securities may be listed.

20

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices at the time of sale; or

•	at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NASDAQ Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the NASDAQ Capital Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

21

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

ArentFox Schiff LLP, Washington, DC, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of PWR CPA, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The carve-out combined financial statements of Aspire Global plc – B2C Business as of September 30, 2021 and 2020 and for each of the years then ended, incorporated by reference in this Prospectus and in the Registration Statement from EBET, Inc. Form 8-K/A filed January 21, 2022 have been so incorporated in reliance on the report of Ziv Haft, Certified Public Accountants, Isr. BDO Member Firm, an independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

22

EBET, Inc.

6,372,530 Shares of Common Stock

______________________

PROSPECTUS SUPPLEMENT

______________________

WestPark Capital, Inc.

Placement Agent

February 2, 2023